SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934.

(Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2)
[  ]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[x]           Soliciting Material under Section 240.14a-12

SOUTHCOAST FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]           No Fee Required.
[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)           Title of each class of securities to which transaction applies:
2)           Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)           Proposed maximum aggregate value of transaction:
5)           Total fee paid

[  ]           Fee paid previously with preliminary materials
[  ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)           Amount Previously Paid:
2)           Form, Schedule or Registration Statement No.:
3)           Filing Party:
4)           Date Filed:

Soliciting Material Under Section 240.14a-12

Please see the attached letter to Southcoast Financial Corporation shareholders, which accompanies the proxy materials mailed to shareholders in connection with the 2015 Annual Meeting of Shareholders and separately filed under Submission Type DEF 14A.  The letter is also being filed as soliciting material under Section 240.14a-12 because it references a special meeting of shareholders planned to be held in 2016 at which shareholders will vote on the proposed merger of Southcoast Financial Corporation with and into BNC Bancorp.

SOUTHCOAST
FINANCIAL CORPORATION

November 17, 2015

Dear Southcoast Financial Corporation Shareholder:

You are cordially invited to attend the Southcoast Financial Corporation Annual Meeting of Shareholders to be held on Thursday, December 17, 2015.  Enclosed please find a notice of meeting, and proxy materials relating to  the annual meeting.

At the meeting, you will be asked to consider and vote on the following matters:

(1)           Election of three directors to each serve a three year term;

(2)           A non-binding advisory proposal to approve the compensation of our executive officers named in the Summary Compensation Table of the proxy statement;

(3)           Approval of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

(4)           Such other matters as may properly come before the meeting or any adjournment thereof.

The Southcoast Board of Directors unanimously recommends a vote FOR election of its three nominees for director and FOR approval of all other proposals presented.  Whether or not you plan to attend the annual meeting, our Board of Directors urges you to vote electronically by telephone or the Internet or to complete, date, sign and return the accompanying proxy card in the enclosed postage paid envelope if you hold your shares of record in your name, or to follow the instructions provided by your broker or other nominee if your shares are held in “street name.”

As we have previously announced, on August 14, 2015, we entered into an Agreement and Plan of Merger with BNC Bancorp, pursuant to which Southcoast Financial Corporation will be merged with and into BNC Bancorp (the “merger”), and Southcoast Community Bank will be merged with and into Bank of North Carolina.  The merger is subject to approval of Southcoast Financial Corporation’s shareholders and regulatory approvals.

The merger will not be considered and voted on at the 2015 Annual Meeting of Shareholders.  We plan to hold a special meeting of shareholders of Southcoast Financial Corporation in or around January, 2016 at which you will be asked to vote on approval of the merger and several other related matters.  In the coming weeks, we will send you a notice of special meeting and proxy materials that provide you with information about the merger and the parties to the merger.

We look forward to seeing you at the 2015 Annual Meeting.

Sincerely,

s/L. Wayne Pearson

L. Wayne Pearson
Chairman and Chief Executive Officer

P.O. Box 1561 • Mt. Pleasant, SC 29465 • 843-216-3010 • Fax 843-216-3072

This letter does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the merger, BNC Bancorp has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a preliminary proxy statement/prospectus, which is subject to completion, for the shareholders of Southcoast. BNC will file an amendment to the Form S-4 that will include a final proxy statement/ prospectus and also plans to file other documents with the SEC regarding the merger with Southcoast. Southcoast will mail the final proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION RELATING TO THE MERGER, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The final proxy statement/prospectus, as well as other filings containing information about BNC Bancorp and Southcoast, will be available without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and other documents filed with the SEC in connection with the merger can also be obtained, when available, without charge, from BNC’s website (http://www.bncbancorp.com) and Southcoast’s website (http://www.southcoastbank.com).

Participants in the Merger Solicitation

BNC Bancorp and Southcoast, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Southcoast in connection with the merger. Information about the directors and executive officers of BNC Bancorp and Southcoast and other persons who may be deemed participants in the solicitation of proxies from the shareholders of Southcoast in connection with the merger will be included in the proxy statement/prospectus for Southcoast’s special meeting of shareholders, which will be filed by BNC Bancorp and Southcoast with the SEC. Information about Southcoast’s directors and executive officers can also be found in the proxy statement in connection with Southcoast’s 2015 Annual Meeting of Shareholders that accompanies this letter, and in Southcoast’s Annual Report on Form 10-K, as filed with the SEC on March 12, 2015, and other documents subsequently filed by Southcoast with the SEC.  Information about BNC Bancorp’s directors and executive officers can also be found in BNC Bancorp’s definitive proxy statement in connection with its 2015 annual meeting of shareholders, as filed with the SEC on April 14, 2015, and other documents subsequently filed by BNC Bancorp with the SEC.  Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the merger filed with the SEC when they become available.